Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue Suite 5100 Seattle, Washington 98104-7036 o: 206.883.2500 f: 866.974.7329

February 10, 2025

Impinj, Inc.
400 Fairview Avenue North, Suite 1200
Seattle, Washington 98109

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Impinj, Inc., a Delaware corporation, with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 1,710,239 shares of your common stock, par value $0.001 per share (the “Shares”), consisting of: (1) 1,425,199 shares of common stock to be issued under the 2016 Equity Incentive Plan (the “2016 Plan”) and (2) 285,040 shares of common stock to be issued under the 2016 Employee Stock Purchase Plan (the “2016 ESPP,” and together with the 2016 Plan, the “Plans”). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and in any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

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